UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 28, 2021
Date of Report (Date of earliest event reported)
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CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware		001-13300	54-1719854
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
1680 Capital One Drive,
McLean,	Virginia		22102
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (703) 720-1000
(Not applicable)
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock (par value $.01 per share)	COF	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series G	COF PRG	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series H	COF PRH	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series I	COF PRI	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series J	COF PRJ	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series K	COF PRK	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series L	COF PRL	New York Stock Exchange
Depositary Shares, Each Representing a 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series N	COF PRN	New York Stock Exchange
0.800% Senior Notes Due 2024	COF24	New York Stock Exchange
1.650% Senior Notes Due 2029	COF29	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On July 28, 2021, the Board of Directors of Capital One Financial Corporation (the “Company”) declared a common stock dividend of $1.20 per share, which includes a one-time special dividend of $0.60 and a quarterly dividend of $0.60 per share. The dividend is payable on August 20, 2021 to stockholders of record at the close of business on August 9, 2021. Based on this declaration, the Company will pay approximately $531 million in common stock cash dividends during the third quarter of 2021. The total amount to be paid is dependent on the number of shares outstanding as of August 9, 2021.
The Board of Directors also approved quarterly dividends on the Company’s 5.20% fixed rate non-cumulative perpetual preferred stock, Series G, the Company’s 6.00% fixed rate non-cumulative perpetual preferred stock, Series H, the Company’s 5.00% fixed rate non-cumulative perpetual preferred stock, Series I, the Company’s 4.80% fixed rate non-cumulative perpetual preferred stock, Series J, the Company’s 4.625% fixed rate non-cumulative perpetual preferred stock, Series K, and the Company’s 4.375% fixed rate non-cumulative perpetual preferred stock, Series L, as well as quarterly dividends on the Company’s fixed-to-floating rate non-cumulative perpetual preferred stock, Series E, and the Company's fixed rate reset non-cumulative perpetual preferred stock, Series M. These dividends are payable on September 1, 2021 to stockholders of record at the close of business on August 16, 2021.
Based on these approvals, the Company will pay approximately $79 million in total preferred stock cash dividends in the third quarter of 2021. Under the terms of the Company’s outstanding preferred stock, the Company’s ability to pay dividends on, make distributions with respect to, or to repurchase, redeem or acquire its common stock or any preferred stock ranking on parity with or junior to the preferred stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the preferred stock for the immediately preceding dividend period.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Date: August 2, 2021	By:	/s/ TIMOTHY P. GOLDEN
Timothy P. Golden
Controller and Principal Accounting Officer

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